MILBANK, TWEED, HADLEY & McCLOY LLP

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MUNICH
49-89-25559-3600
FAX: 49-89-25559-3700
July 14, 2009
Chrysler Financial Services Americas LLC
27777 Inkster Road
Farmington Hills, Michigan 48334
Ladies and Gentlemen:
     We have acted as special New York counsel to (the “Issuer”), a Delaware statutory trust, for the purpose of rendering the opinions contained herein in connection with the Underwriting Agreement dated July 7, 2009 between Chrysler Financial Services Americas LLC (“CFSA”) and Deutsche Bank Securities Inc., Barclays Capital Inc., BNP Paribas Securities Corp., HSBC Securities (USA) Inc. and RBS Securities Inc., as representatives of the several underwriters relating to the sale of $121,200,000 principal amount of 1.85% Asset Backed Notes, Class A-2 (the “Class A-2 Notes”) and $730,200,000 principal amount of 2.82% Asset Backed Notes, Class A-3 (the “Class A-3 Notes” and together with the Class A-2 Notes, the “Offered Notes”). The Offered Notes will be issued pursuant to the Indenture dated as of July 14, 2009 between the Issuer and Wells Fargo Bank, National Association as indenture trustee.
     In rendering the opinions expressed below, we have examined the Registration Statement on Form S-3 (Registration No. 333-138140) for the registration of the Offered Notes under the Securities Act of 1933, as amended (the “Act”), filed by CFSA (formerly DaimlerChrysler Financial Services Americas LLC) with the Securities and Exchange Commission that became effective on November 15, 2006 (the “Registration Statement”) and such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of officers and representatives of the Issuer, CFSA, Chrysler Financial Retail Receivables LLC and public officials, including a certification by CFSA dated July 14, 2009 with respect to certain factual matters, and other documents as we have deemed necessary as a basis for such opinions.
     Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that for United States federal income tax purposes, (i) the Issuer will not be treated as a corporation or publicly traded partnership taxed as a corporation and (ii) the Offered Notes will be characterized as indebtedness.
     The foregoing opinion is based on our interpretation of the law as in effect as of the date hereof including applicable statutes, regulations, case law and other official interpretations. We undertake no obligation to update these opinions or otherwise advise you in the event there is any change in law or relevant legal authorities or any change to the facts or assumptions on which these opinions are based. Moreover, our opinions can offer no assurance that the law will not develop adversely or that the Internal Revenue Service or a court of law will concur with the conclusions expressed herein. We express no opinion with respect to any matter of state or local tax law or any matter of tax law not explicitly addressed herein.
     We hereby consent to the filing of this opinion as an exhibit to the report on Form 8-K dated July 14, 2009 (the “Form 8-K”) relating to the Issuer and the reference to us under the heading “Legal Opinions” in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
     This opinion is furnished to you in connection with the filing of the Form 8-K, and is not be used, circulated, quoted or otherwise relied on for any other purpose. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,
/s/ Milbank, Tweed, Hadley & McCloy LLP
Milbank, Tweed, Hadley & McCloy LLP

BK/EBH